Expands 7,000 SF 1/1/03
Expands 2,175 SF 4/1/03

LEASE AMENDMENT #4

THIS FOURTH LEASE AMENDMENT (this "Amendment") is made as of the 13 day of December 2002 between **FAIRFAX BOCA `92, L.P.**, a Georgia limited partnership ("Landlord") and **MEDICAL STAFFING NETWORK, INC.**, a Delaware corporation ("Tenant");

W I T N E S S E T H: That;

WHEREAS, Landlord and Tenant have entered into that certain Lease Agreement dated November 22, 1999, whereby Tenant leases from Landlord certain premises located on the first (1st) floor of Pod E, 901 Yamato Road, Boca Raton, Florida, 33431, which was previously amended by Lease Amendment #1 on July 31, 2001, Lease Amendment #2 on March 20, 2002 and again on May 14, 2002 relating to all the premises (the "Premises") located at 901 Yamato Road, Boca Raton, Florida, 33431, as shown on the attached Exhibits "A" and "B".

IN ACCORDANCE WITH the Lease Agreement and all Lease Amendments ("Lease"), where Tenant now leases from Landlord 42,500 RSF, Landlord and Tenant agree to amend the Lease in certain particulars.

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, the above premises, the sum of TEN AND NO/100 DOLLARS ($10.00), and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. *Definitions*. Terms not otherwise defined herein and which are defined in the Lease shall have the meanings given them therein.

2. *Lease Amendment*. The Lease is hereby amended as follows:

2.1 Effective January 1, 2003, the Premises as described above are expanded to include an additional 7,000 SF on the first (1st) floor of Pod D, 901 Yamato Road, as shown on the attached Exhibit C (the "Expansion Premises").

2.2 The Expansion Premises shown on Exhibit C is accepted in an "as-is" condition by Tenant. Access to the Expansion Premises by Tenant will begin no later than January 1, 2003.

2.3 Rent for the Expansion Premises shown on Exhibit C will be at the same rent per SF that Tenant is paying on the balance of its Premises, which as of December 2002, is $12.46 per SF for Base Rent and $7.87 per SF for Operating Expenses (i.e. Additional Rent).

2.4 Effective April 1, 2003, the Premises will be further expanded so as to include an additional 2,175 SF on the first (1st) floor of Pod D, 901 Yamato Road, as indicated on the attached Exhibit D (the "Additional Expansion Premises").

2.5 The Additional Expansion Premises shown on Exhibit D is accepted in an "as-is" condition by Tenant. Access to the Additional Expansion Premises by Tenant will begin no later than April 1, 2003, subject to relocation of existing tenant in Additional Expansion Premises.

2.6 The relocation of the existing tenant within the Additional Expansion Premises as shown on Exhibit D will be the responsibility of the Landlord. All costs associated with the existing tenant relocation shall be paid by the Landlord.

2.7 Rent for the space shown on Exhibit D will be at the same rent per SF that Tenant is paying on the balance of its Premises. Payment of Additional Rent will begin April 1, 2003 and payment of Base Rent shall begin no later than June 1, 2003.

2.8 The revised Premises, as a result of this Amendment, will consist of 51,675 RSF.

2.9 All other terms and conditions remain the same.

WITNESS:

TENANT:

MEDICAL STAFFING NETWORK, INC.

By:

Title: CIO

Date: 12.13.2002

WITNESS:

LANDLORD:

FAIRFAX BOCA '92, L.P., a Georgia limited partnership

By: Fairfax Properties, Inc. – Its General Partner

By: T. Gordy Germany – Its President

Date: 12/13/02

20021206.msn lease amd 4

EXHIBIT A: 15,000 SF




Pod D2

Exhibit B : 27,500 SF

SECOND FLOOR


POD D
POD E

Exhibit D: 2175 SF Additional Expansion Premises


EMPLOYEE LOUNGE GAME ROOM
COMPUTER ROOM
LAB
ENTRY

GROUND FLOOR PLAN